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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement of Studio Plus Hotels, Inc. on Form S-8 of our report dated February 8, 1996, on our audits of the consolidated financial statements of Studio Plus Hotels, Inc. (the "Company") as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and in the Company's Prospectus dated March 27, 1996.



Coopers & Lybrand L.L.P.
Cincinnati, Ohio
November 21, 1996